UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 21, 2005

Burlington Northern Santa Fe Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-11535	41-1804964
(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2005, the Board of Directors of Burlington Northern Santa Fe Corporation (the “Company”) approved amendments to the Burlington Northern Santa Fe Supplemental Retirement Plan (the “Supplemental Retirement Plan”) and the Burlington Northern Santa Fe Supplemental Investment and Retirement Plan (the “Supplemental Investment and Retirement Plan”) (collectively the “Plans”). The Plans apply to salaried employees of the Company and its subsidiaries, including executive officers.

The Plans were amended to expand the authority of the Chief Executive Officer of the Company to make certain amendments to the Plans and to designate the Vice President-Human Resources and Medical as the Administrator of the Plans with the authority to administer the Plans, including the review of initial claims for benefits.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

See Exhibit Index included herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE CORPORATION

Date: July 26, 2005	By:	/s/ Thomas N. Hund
Thomas N. Hund
Executive Vice President and
Chief Financial Officer

BURLINGTON NORTHERN SANTA FE CORPORATION

INDEX OF EXHIBITS

Exhibit Number	Description
10.1	Amended and Restated Burlington Northern Santa Fe Supplemental Retirement Plan

10.2	Amended and Restated Burlington Northern Santa Fe Supplemental Investment and Retirement Plan